EX-28.d.2.aa.i.

EXHIBIT A

SUBADVISORY AGREEMENT

AMONG

NATIONWIDE VARIABLE INSURANCE TRUST,

NATIONWIDE FUND ADVISORS

AND LAZARD ASSET MANAGEMENT LLC

Effective April 30, 2014*

Funds of the Trust	Subadvisory Fees
NVIT International Equity Fund	0.40% on Subadviser Assets up to $50 million; and 0.35% on Subadviser Assets of $50 million or more.

Lazard NVIT Flexible Opportunistic Strategies Fund	0.50% on Subadviser Assets up to $100 million; and 0.40% on Subadviser Assets of $100 million and more.

*	As approved at the Board of Trustees Meeting held on March 11-12, 2014.

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IN WITNESS WHEREOF, the parties hereto have executed this Exhibit A on the effective date set forth above.

TRUST
NATIONWIDE VARIABLE INSURANCE TRUST

By:	/s/ Michael S. Spangler
Name: Michael S. Spangler
Title: President

ADVISER
NATIONWIDE FUND ADVISORS

By:	/s/ Michael S. Spangler
Name: Michael S. Spangler
Title: President

SUBADVISER
LAZARD ASSET MANAGEMENT LLC

By:	/s/ Charles L Carroll
Name: Charles L Carroll
Title: Deputy Chairman